                                                                     (d)(2)(iii)

[ING FUNDS LOGO]

January 1, 2007

Michael Gioffre
Senior Vice President
ING Investment Management Co.
10 State House Square
Hartford, CT 06103-3607

Dear Mr. Gioffre:

     Pursuant to the Sub-Advisory Agreement dated March 1, 2002 between ING Investments, LLC and ING Investment Management Co., as amended (the "Agreement"), we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to ING Growth and Income Fund (the "Fund"), a series of ING Series Fund, Inc., effective January 1, 2007, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Fund to AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A, with the annual sub-advisory fees indicated for the series, is attached hereto.

     AMENDED SCHEDULE A has also been updated by the removal of ING Classic Index Plus Fund, as this fund recently dissolved.

     Please signify your acceptance to act as Sub-Adviser for the Fund by signing below where indicated.

                                        Very sincerely,


                                        /s/ Todd Modic
                                        ----------------------------------------
                                        Todd Modic
                                        Senior Vice President
                                        ING Investments, LLC


ACCEPTED AND AGREED TO:
ING Investment Management Co.


By:    /s/ Jeffrey T. Becker
       ---------------------------------
Name:  Jeffrey T. Becker
Title: EVP, Duly Authorized

7337 E. Doubletree Ranch Rd.       Tel: 480-477-3000       ING Investments, LLC
Scottsdale, AZ 85258-2034          Fax: 480-477-2744
                                   www.ingfunds.com

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                              ING INVESTMENTS, LLC

                                       AND

                          ING INVESTMENT MANAGEMENT CO.

SERIES                                               ANNUAL SUB-ADVISORY FEE
------                                               -----------------------
Brokerage Cash Reserves                            0.090% on first $1 billion
                                                    0.086% on next $2 billion
                                                     0.081% over $3 billion

ING 130/30 Fundamental Research Fund              0.360% on first $500 million
                                                  0.3375% on next $500 million
                                                     0.315% over $1 billion

ING Aeltus Money Market Fund                      0.180% on first $500 million
                                                   0.158% on next $500 million
                                                    0.153% on next $1 billion
                                                    0.149% on next $1 billion
                                                     0.135% over $3 billion

ING Balanced Fund                                 0.338% on first $500 million
                                                   0.304% on next $500 million
                                                     0.293% over $1 billion

ING Growth and Income Fund                        0.3150% on first $250 million
                                                  0.2925% on next $250 million
                                                  0.2813% on next $250 million
                                                  0.2700% on next $1.25 billion
                                                     0.2475% over $2 billion

ING Growth Fund                                   0.315% on first $250 million
                                                   0.293% on next $250 million
                                                   0.281% on next $250 million
                                                  0.270% on next $1.25 billion
                                                     0.248% over $2 billion

SERIES                                               ANNUAL SUB-ADVISORY FEE
------                                               -----------------------
ING Index Plus LargeCap Fund                      0.203% on first $500 million
                                                   0.191% on next $250 million
                                                  0.180% on next $1.25 billion
                                                     0.169% over $2 billion

ING Index Plus MidCap Fund                        0.203% on first $500 million
                                                   0.191% on next $250 million
                                                  0.180% on next $1.25 billion
                                                     0.169% over $2 billion

ING Index Plus SmallCap Fund                      0.203% on first $500 million
                                                   0.191% on next $250 million
                                                  0.180% on next $1.25 billion
                                                     0.169% over $2 billion

ING International Growth Fund                     0.383% on first $250 million
                                                   0.360% on next $250 million
                                                   0.349% on next $250 million
                                                  0.338% on next $1.25 billion
                                                     0.315% over $2 billion

ING Small Company Fund                            0.383% on first $250 million
                                                   0.360% on next $250 million
                                                   0.349% on next $250 million
                                                  0.338% on next $1.25 billion
                                                     0.326% over $2 billion

ING Strategic Allocation Conservative Fund        0.360% on first $500 million
                                                   0.349% on next $500 million
                                                   0.338% on next $500 million
                                                   0.326% on next $500 million
                                                     0.315% over $2 billion

ING Strategic Allocation Growth Fund              0.360% on first $500 million
                                                   0.349% on next $500 million
                                                   0.338% on next $500 million
                                                   0.326% on next $500 million
                                                     0.315% over $2 billion

ING Strategic Allocation Moderate Fund            0.360% on first $500 million
                                                   0.349% on next $500 million
                                                   0.338% on next $500 million
                                                   0.326% on next $500 million
                                                     0.315% over $2 billion


                                       3